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                                                                    Exhibit 10.6
                                PROMISSORY NOTE
                                ---------------

Principal amount:  $2,600,000                                 Date: May 28, 1999


     For value received, CORTELCO SYSTEMS HOLDING CORP., a Delaware corporation ("Borrower"), hereby promises to pay to BCS TECHNOLOGIES, INC. or its assigns ("Holder") in immediately available funds, the principal sum of $2,600,000 (the "Loan") with interest on the unpaid principal balance of this note (the "Note") at the rate set forth below, from the date of this Note until this Note is paid in full.

     1.   Principal Repayment.  The outstanding principal amount of the Loan
          --------------------
shall be due and payable on demand after September 15, 1999. Each payment shall be credited first to accrued interest, then to unpaid principal, and interest shall then cease on the portion of principal credited. All payments shall be made in lawful money of the United States of America, without offset, deduction or counterclaim of any kind.

     2.  Interest Rate.  Borrower further promises to pay interest in the
         --------------
outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate per annum equal to the prime rate plus one and one-half percent (prime + 1.5%). Accrued interest shall be computed on the basis of a 365-day year, based on the actual number of days elapsed.

     3.  Place of Payment.  All amounts payable hereunder shall be payable at
         -----------------
the office of Holder, 8400 E. Prentice Avenue #1320, Englewood, Colorado, or such other place as Holder may from time to time designate in writing.

     4.  Prepayment.  Borrower may prepay this Note, in whole or part, on any
         -----------
date, without premium or penalty. Any partial payment shall be credited first to accrued interest, and thereafter to the outstanding principal balance hereof. Prepayments shall then be applied to the next principal payment that becomes due.

     5.  Default.  In the event of default hereunder, Borrower shall pay all
         --------
reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note.

     6.  Successors and Assigns.  This Note shall inure to the benefit of and be
         -----------------------
enforceable by Holder, its successors and assigns, and shall be binding upon and enforceable against Borrower and its successors and assigns, provided that neither party shall have the right to assign any rights or obligations hereunder without the express written consent of the other.

     7.  Waiver; Representations.  Presentment for payment, demand, notice of
         ------------------------
dishonor, protest, notice of protest, stay of execution and all other defenses to payment generally and notices in connection with the deliver, acceptance, performance, default or enforcement of the payment of this Note are hereby waived by Borrower and its successors and assigns.

     8.  Waivers and Amendments.  Neither this Note nor any provision hereof
         -----------------------
may be changed, waived, discharged, terminated, modified or amended except upon the written consent of Borrower and Holder.

     9.  Headings.  The headings of the various sections of this Note have been
         ---------
inserted for convenience of reference only and shall not be deemed to be part of this Note.

     10.  Governing Law.  This Note shall be governed by and construed in
          -------------
accordance with the laws of the State of Colorado.

     11.  Entire Agreement.  This Note constitutes the full and entire
          -----------------
understanding and agreement between the parties with regard to the subjects hereof and thereof.

     12.  Payment of Fees and Expenses.  If any action at law or in equity is
          -----------------------------
necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first written above.


       Borrower:                Cortelco Systems Holding Corp.



                                By:  /s/ Stephen R. Bowling
                                   __________________________________________
                                       Stephen R. Bowling
                                       President


Agreed to and accepted:

       Holder:                  BCS Technologies, Inc.



                                By:  /s/ David M. Fredick
                                   __________________________________________
                                       David M. Fredrick
                                       VP & General Manager of ACD Operations